UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 26, 2007, Vyyo Inc. (the “Company”) announced that Wayne H. Davis had joined the Company as its new Chief Executive Officer.  Mr. Davis succeeds Davidi Gilo, who continues as the Company’s Chairman of the Board of Directors.

In connection with this change in management, on April 5, 2007, the Company entered into an Amended and Restated Employment Agreement with Davidi Gilo (the “2007 Agreement”), which replaces and supersedes his Employment Agreement dated as of February 10, 2006 (the “2006 Agreement”).

Under the 2007 Agreement, Mr. Gilo will continue to serve as the Company’s Chairman (subject to approval of the Company’s stockholders and until his successor is duly appointed and elected).  The 2007 Agreement has the same three-year term as the 2006 Agreement(beginning February 10, 2006), with automatic renewals thereafter for terms of one year each, subject to termination upon prior notice by either party. In exchange for 20 hours of services per week, Mr. Gilo will receive an annual base salary of $200,000, which will be reviewed on or before December 31, 2007 and thereafter based on Mr. Gilo’s services and the Company’s financial results. Mr. Gilo is eligible to receive employee benefits available to all employees, is eligible to participate in bonus plans that may be adopted by the Company’s Board of Directors and will be entitled to an additional annual bonus based on his and the Company’s performance each year as determined by the Company’s Board of Directors or Compensation Committee.  In addition, Mr. Gilo is eligible for stock options that the Company may award, and he shall accrue 30 days of paid vacation for each 12 months of employment.

Termination Without Cause.  If the Company terminates the 2007 Agreement without “Cause” (as defined therein), all of Mr. Gilo’s unvested options shall vest immediately and Mr. Gilo shall receive a severance payment equal to the greater of (a) the full amount of compensation that Mr. Gilo could have expected under the 2007 Agreement (based on his total compensation (salary and bonus) earned in 2007) through the end of the term; or (b) the full amount of compensation that Mr. Gilo could have expected under the 2007 Agreement for 18 months (based on his total compensation (salary and bonus) earned in 2007).

Termination Without Cause After Initial Three-Year Term.  If the Company terminates the 2007 Agreement without Cause after the initial three-year term, all of Mr. Gilo’s unvested options shall vest immediately and Mr. Gilo shall receive a severance payment equal to the full amount of the compensation that Mr. Gilo could have expected under the 2007 Agreement for 18 months (based on his total compensation (salary and bonus) earned in 2007).

Termination for Cause.  If the Company terminates the 2007 Agreement for Cause, Mr. Gilo shall receive a severance payment equal to full amount of the compensation that Mr. Gilo could have expected under the 2007 Agreement for three months (based on his total compensation (salary and bonus) earned in 2007).

Voluntary Termination.  If Mr. Gilo voluntarily terminates the 2007 Agreement, Mr. Gilo shall receive a severance payment equal to the full amount of the compensation that Mr. Gilo could have expected under the 2007 Agreement for nine months (based on his total compensation (salary and bonus) earned in 2007).

Item 1.02               Termination of a Material Definitive Agreement.

Effective April 5, 2007, the 2006 Agreement between the Company and Mr. Gilo was replaced and superseded by the 2007 Agreement, as described above in Item 1.01, which is incorporated herein by reference.

Item 9.01.              Exhibits.

Item 9.01(d)

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement with Davidi Gilo, dated April 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: April 11, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement of Davidi Gilo, dated April 5, 2007.